FEE AND EXPENSE AGREEMENT

THIS AMENDED AND RESTATED FEE AND EXPENSE AGREEMENT is made as of October 3, 2008, as amended and restated as of November 15, 2023, among Allspring Funds Trust (the “Trust”), a Delaware statutory trust, for itself and on behalf of its series listed from time to time in Schedule A and B attached hereto (individually referred to as the “Fund” or collectively referred to as the “Funds”), Allspring Master Trust (“Master Trust”), a Delaware statutory trust, and Allspring Funds Management, LLC (“Funds Management” or the “Adviser”), a limited liability company organized under the laws of the State of Delaware.
WHEREAS, each of the Trust and Master Trust is an open-end investment company registered under the Investment Company Act of 1940; and
WHEREAS, Funds Management serves as investment adviser and/or administrator to each of the Funds pursuant to an investment advisory agreement (the “Investment Advisory Agreement”) and/or an administration agreement (the “Administration Agreement”);
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.
Limitation on Total Operating Expense Ratios.  The Adviser hereby agrees to waive any advisory fees payable to it under the Investment Advisory Agreement, waive any administration fees payable to it under the Administration Agreement, and/or reimburse other expenses of the Funds or a class to the extent necessary to maintain a total operating expense ratio for each class of each Fund that does not exceed its capped operating expense ratio (each, a “Capped Operating Expense Ratio”) as set forth from time to time in Schedule A attached hereto (each, a “Commitment”).  The operating expenses that may not exceed the Capped Operating Expense Ratio do not include expenses that are not included in calculating a fund’s operating expense ratio as reflected in its audited financial highlights (such as brokerage commissions, stamp duty fees, interest, taxes or acquired fund fees and expense), prime broker fees, dividend and interest expense on securities sold short and do not include Extraordinary Expenses.  Extraordinary Expenses shall include other expenses as are determined by a vote of the majority of the Trustees to be Extraordinary Expenses for this purpose.

1  On November 15, 2023, the Board of Trustees of Allspring Funds Trust approved proposed changes to the Absolute Return Fund effective on or about March 15, 2024.

2.
Application of the Commitments to Tiered Funds.  A Fund that invests in shares of a money market Fund need not attribute the money market Fund’s fees to the investing Fund’s operating expenses.  A non-Spectrum Fund (other than Absolute Return Fund)1 that invests in shares of a Allspring Master Trust portfolio or in shares of a non-money market Fund shall attribute the portfolio’s or non-money market Fund’s fees to the investing Fund’s operating expenses.  A Dynamic Target Date Fund that invests in securities of any registered investment company other than a money market Fund shall attribute the registered investment company’s fees to the investing Fund’s operating expenses.  Absolute Return Fund1 and each Spectrum Fund that invests in shares of a Allspring Master Trust Portfolio or in shares of a non-money market Fund need not attribute the portfolio’s or non-money market Fund’s fees to the investing Fund’s operating expenses.   Except as expressly provided in this Section 2, a Fund that invests in securities of any registered investment company need not attribute the fees of such other registered investment company to the investing Fund’s operating expenses.
3.
Duration of the Commitments.
(a)
Initial Waiver.  The parties agree that Funds Management will maintain the Capped Operating Expense Ratios until the expiration/renewal date specified in Schedule A (the “Expiration/Renewal Date”).
(b)
Automatic Renewal of the Commitments.  The parties agree that each Commitment will renew automatically for a period of one year from each anniversary of the Expiration/Renewal Date unless, prior to such anniversary date: (i) Funds Management provides notice to the Board to the effect that it has elected not to renew a Commitment for a full year with respect to one or more specified Funds or classes; (ii) Funds Management provides notice to the Board to the effect that it has elected to reduce a listed Capped Operating Expense Ratio with respect to one or more specified Funds or classes; and/or (iii) the Board approves an increase to the listed Capped Operating Expense Ratio with respect to one or more specified Funds or classes.  The notice referred to in subparagraphs (i) and (ii), above, or in subparagraph (i) of Subsection 3(c), may take the form of presentation materials delivered to the Board at or before a meeting of the Board, a presentation to the Board at a meeting that is reflected in the minutes of such meeting, or written notice delivered to the Board.
(c)
Funds Management’s Obligations Following Non-Renewal of a Commitment.  Following any non-renewal of a Commitment with respect to one or more specified Funds or classes pursuant to Subsection 3(b), Funds Management will nevertheless maintain the listed Capped Operating Expense Ratio of the Fund or class until such time as:  (i) Funds Management provides notice to the Board that it is reinstating the Commitment with respect to the Fund or class at the same or a reduced Capped Operating Expense Ratio, in which case the provisions of Subsection 3(b) shall govern thereafter; (ii) the Board  approves an increase in the listed Capped Operating Expense Ratio, in which case the provisions of Subsection 3(d) shall govern; or (iii) the Board approves the elimination of any obligation to maintain a specified ratio.
(d)
Board Approval of an Increase in a Capped Operating Expense Ratio.  If the Board approves an increase in the listed Capped Operating Expense Ratio of a Fund or class, Funds Management’s Commitment to maintain the higher Capped Operating Expenses Ratio will be governed by the renewal and non-renewal provisions of Subsection 3(b).

(e)
Funds Management’s Ability to Reduce a Capped Operating Expense Ratio or Extend the Term of a Commitment.  Notwithstanding any other provision of this Agreement, Funds Management may reduce the Capped Operating Expense Ratio of a Fund or a class, or extend the term of the Commitment to maintain the Capped Operating Expense Ratio of a Fund or a class, without prior approval of the Board.  Funds Management shall inform the Board of any action taken under this Subsection no later than the next regularly scheduled Board meeting.  Unless Funds Management informs the Board that the reduced Capped Operating Expense Ratio will be governed by the renewal and non-renewal provisions of Subsection 3(b), the Capped Operating Expense Ratio of the Fund or class will revert to the Capped Operating Expense Ratio previously in effect at the next Expiration/Renewal Date.
4.
Modification; Amendment.  No modification or amendment to this Agreement shall be binding unless in writing and executed by Funds Management, the Trust and, if affected thereby, Allspring Master Trust.  Notwithstanding the foregoing, the parties hereby agree that the Schedules may be amended or supplemented by having Funds Management, the Trust and, if affected thereby, Allspring Master Trust execute updated Schedules, without having such action constitute a modification or amendment to this Agreement.  Among other matters, the parties intend that: (a) Schedule A shall be updated to reflect any additional Funds or classes that are established from time to time by the Trust and as to which a Capped Operating Expense Ratio is established; (b) Schedule A shall be updated to reflect any increases to Capped Operating Expense Ratios that have been approved by the Board or any reductions in Capped Operating Expense Ratios that have been implemented pursuant to the notice provisions of Subsections 3(b) or 3(c), or any reductions implemented by Funds Management pursuant to Subsection 3(e); (c) Schedule A shall be updated to reflect any term extensions implemented by Funds Management pursuant to Section 3(e); and (d) Schedule A shall designate any Funds or classes as to which a Commitment has not been renewed until (i) a Commitment is reinstated pursuant to Subsection 3(c) or 3(d), or (ii) the Board approves the elimination of any obligation to maintain a specified ratio, at which time such Fund or class shall be moved to Schedule B.
5.
Entire Agreement.  This Amended and Restated Agreement constitutes the entire agreement of the parties with respect to its subject matter.  Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.  In addition, each provision herein shall be treated as separate and independent with respect to each Fund.

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Agreement as of November 15, 2023.

ALLSPRING FUNDS TRUST, for itself and on
behalf of its series listed from time to time on the
Schedules attached hereto

By

Matthew Prasse
Secretary

ALLSPRING MASTER TRUST

By

Matthew Prasse
Secretary

ALLSPRING FUNDS MANAGEMENT, LLC

By

Andrew Owen
President

SCHEDULE A
FEE AND EXPENSE AGREEMENT
ALLSPRING FUNDS TRUST

(Capped Operating Expense Ratios)
FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Absolute Return Fund Class A Class C Class R6 Administrator Class Institutional Class	0.70% 1.45% 0.28% 0.57% 0.33%	August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025
Adjustable Rate Government Fund[2] Class A Class C Administrator Class Institutional Class	0.74% 1.49% 0.60% 0.46%	December 31, 2025 December 31, 2025 December 31, 2025 December 31, 2025
Alternative Risk Premia Fund Class R6 Institutional Class	0.62% 0.72%	October 31, 2025 October 31, 2025
Asset Allocation Fund Class A Class C Administrator Class Institutional Class	1.07% 1.82% 0.90% 0.75%	August 31, 2026 August 31, 2026 August 31, 2026 August 31, 2026
California Limited-Term Tax-Free Fund Class A Class C Administrator Class Institutional Class	0.80% 1.55% 0.60% 0.50%	October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025
California Tax-Free Fund Class A Class C Administrator Class Institutional Class	0.75% 1.50% 0.55% 0.48%	October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025
Common Stock Fund Class A Class C Class R6 Administrator Class Institutional Class	1.25% 2.00% 0.83% 1.10% 0.85%	January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026

On May 28, 2025, the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Adjustable Rate Government Fund into the Allspring Ultra Short-Term Income Fund effective on or about July 25, 2025.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Core Bond Fund Class A Class C Class R6 Administrator Class Institutional Class	0.70% 1.45% 0.33% 0.65% 0.38%	August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025
Core Plus Bond Fund Class A Class C Class R6 Administrator Class Institutional Class	0.67% 1.42% 0.30% 0.60% 0.35%	December 31, 2025 December 31, 2025 December 31, 2025 December 31, 2025 December 31, 2025
Disciplined Small Cap Fund Class A Class R6 Administrator Class Institutional Class	0.92% 0.50% 0.85% 0.60%	July 31, 2025 July 31, 2025 July 31, 2025 July 31, 2025
Disciplined U.S. Core Fund Class A Class C Class R6 Administrator Class Institutional Class	0.86% 1.61% 0.43% 0.74% 0.48%	November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025
Discovery Small Cap Growth Fund[3] Class A Class C Class R6 Administrator Class Institutional Class	1.22% 1.97% 0.80% 1.15% 0.90%	July 31, 2025 July 31, 2025 July 31, 2025 July 31, 2025 July 31, 2025
Diversified Capital Builder Fund Class A Class C Administrator Class Institutional Class	1.11% 1.86% 1.05% 0.78%	January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026
Diversified Income Builder Fund Class A Class C Class R6 Administrator Class Institutional Class	0.84% 1.59% 0.42% 0.77% 0.52%	January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026
Emerging Growth Fund Class A Class C Class R6 Administrator Class Institutional Class	1.22% 1.97% 0.80% 1.15% 0.90%	August 31, 2026 August 31, 2026 August 31, 2026 August 31, 2026 August 31, 2026

On May 28, 2025, the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Discovery Small Cap Growth Fund into the Allspring Emerging Growth Fund effective on or about July 25, 2025.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Emerging Markets Equity Fund Class A Class C Class R6 Administrator Class Institutional Class	1.43% 2.18% 1.01% 1.36% 1.11%	February 28, 2026 February 28, 2026 February 28, 2026 February 28, 2026 February 28, 2026
Emerging Markets Equity Advantage Fund[4] Class A Class C Class R6 Administrator Class Institutional Class	1.55% 2.30% 1.17% 1.45% 1.22%	February 28, 2026 February 28, 2026 February 28, 2026 February 28, 2026 February 28, 2026
Government Money Market Fund[5] Class A Administrator Class Elevate Class Institutional Class Roberts & Ryan Class Select Class Service Class Sweep Class Tribal Inclusion Class	0.58% 0.34% 0.16% 0.20% 0.20% 0.14% 0.50% 0.50% 0.16%	May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026
Government Securities Fund Class A Class C Administrator Class Institutional Class	0.84% 1.59% 0.64% 0.48%	December 31, 2025 December 31, 2025 December 31, 2025 December 31, 2025
Growth Fund Class A Class C Class R6 Administrator Class Institutional Class	1.15% 1.90% 0.70% 0.96% 0.75%	November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025
High Yield Bond Fund Class A Class C Administrator Class Institutional Class	0.92% 1.67% 0.80% 0.53%	December 31, 2025 December 31, 2025 December 31, 2025 December 31, 2025

On May 28, 2025, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Emerging Markets Equity Advantage Fund effective on or about September 2, 2025 through February 28, 2027: Class A 1.43%, Class C 2.18%, Class R6 1.01%, Administrator Class 1.36%, Institutional Class 1.11%.

On November 16, 2022, the Board of Trustees of Allspring Funds Trust approved the establishment of the Elevate Class to the Allspring Government Money Market Fund effective at a date to be determined.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
High Yield Municipal Bond Fund Class A Class C Class R6 Administrator Class Institutional Class	0.80% 1.55% 0.50% 0.70% 0.55%	October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025
Income Plus Fund Class A Class C Administrator Class Institutional Class	0.71% 1.46% 0.66% 0.39%	January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026
Index Asset Allocation Fund Class A Class C Administrator Class Institutional Class	1.07% 1.82% 0.90% 0.75%	January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026
Index Fund Class A Class C Administrator Class	0.44% 1.19% 0.25%	August 31, 2025 August 31, 2025 August 31, 2025
Innovation Fund Class A Class C Administrator Class Institutional Class	1.22% 1.97% 1.15% 0.90%	July 31, 2025 July 31, 2025 July 31, 2025 July 31, 2025
Intermediate Tax/AMT-Free Fund Class A Class C Class R6 Administrator Class Institutional Class	0.67% 1.42% 0.30% 0.60% 0.35%	October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025
International Equity Fund Class A Class C Class R6 Administrator Class Institutional Class	1.14% 1.89% 0.79% 1.14% 0.84%	February 28, 2026 February 28, 2026 February 28, 2026 February 28, 2026 February 28, 2026
Large Cap Core Fund Class A Class C Class R6 Administrator Class Institutional Class	1.07% 1.82% 0.65% 0.97% 0.67%	November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025
Large Cap Growth Fund Class A Class C Class R6 Administrator Class Institutional Class	1.02% 1.77% 0.60% 0.94% 0.70%	November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Large Cap Value Fund Class A Class C Class R6 Administrator Class Institutional Class	0.82% 1.57% 0.40% 0.75% 0.50%	August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025
Large Company Value Fund[6] Class A Class C Class R6 Administrator Class Institutional Class	0.82% 1.57% 0.40% 0.75% 0.50%	November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025
Mid Cap Growth Fund Class A Class C Class R6 Administrator Class Institutional Class	1.18% 1.93% 0.80% 1.10% 0.85%	January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026
Minnesota Tax-Free Fund Class A Class C Administrator Class Institutional Class	0.84% 1.59% 0.60% 0.52%	October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025
Money Market Fund Class A Class C Premier Class Service Class	0.58% 1.33% 0.20% 0.50%	May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026
Municipal Bond Fund Class A Class C Class R6 Administrator Class Institutional Class	0.75% 1.50% 0.40% 0.60% 0.45%	October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025
National Tax-Free Money Market Fund Class A Administrator Class Premier Class Service Class	0.58% 0.30% 0.20% 0.45%	May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026
Opportunity Fund Class A Class C Class R6 Administrator Class Institutional Class	1.17% 1.92% 0.72% 1.00% 0.75%	January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026

On May 28, 2025, the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Large Company Value Fund into the Allspring Special Large Cap Value Fund effective on or about July 25, 2025.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Pennsylvania Tax-Free Fund Class A Class C Institutional Class	0.74% 1.49% 0.49%	October 31, 2025 October 31, 2025 October 31, 2025
Precious Metals Fund Class A Class C Administrator Class Institutional Class	1.09% 1.84% 0.95% 0.79%	July 31, 2025 July 31, 2025 July 31, 2025 July 31, 2025
Premier Large Company Growth Fund Class A Class C Class R6 Administrator Class Institutional Class	1.10% 1.85% 0.65% 1.00% 0.70%	November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025 November 30, 2025
Real Return Fund Class A Class C Class R6 Administrator Class Institutional Class	0.77% 1.52% 0.40% 0.60% 0.45%	August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025
Short Duration Government Bond Fund Class A Class C Class R6 Administrator Class Institutional Class	0.77% 1.52% 0.37% 0.60% 0.42%	December 31, 2025 December 31, 2025 December 31, 2025 December 31, 2025 December 31, 2025
Short-Term Bond Plus Fund Class A Class C Class R6 Institutional Class	0.61% 1.36% 0.24% 0.29%	December 31, 2025 December 31, 2025 December 31, 2025 December 31, 2025
Short-Term High Income Fund Class A Class C Administrator Class Institutional Class	0.81% 1.56% 0.65% 0.50%	December 31, 2025 December 31, 2025 December 31, 2025 December 31, 2025
Short-Term Municipal Bond Fund Class A Class C Class R6 Administrator Class Institutional Class	0.63% 1.38% 0.35% 0.60% 0.40%	October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025
Small Company Growth Fund Class A Class C Class R6 Administrator Class Institutional Class	1.28% 2.03% 0.86% 1.19% 0.94%	August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Small Company Value Fund Class A Class C Class R6 Administrator Class Institutional Class	1.15% 1.90% 0.75% 1.05% 0.85%	August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025 August 31, 2025
SMID Cap Growth Fund Class A Class C Class R6 Administrator Class Institutional Class	1.21% 1.96% 0.79% 1.14% 0.89%	January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026
Special Global Small Cap Fund[7] Class A Class C Administrator Class Institutional Class	1.47% 2.22% 1.40% 1.15%	February 28, 2026 February 28, 2026 February 28, 2026 February 28, 2026
Special International Small Cap Fund Class A Class C Class R6 Institutional Class	1.37% 2.12% 0.95% 1.05%	February 28, 2026 February 28, 2026 February 28, 2026 February 28, 2026
Special Large Cap Value Fund Class A Class C Class R6 Administrator Class Institutional Class	0.82% 1.57% 0.40% 0.75% 0.50%	November 30, 2026 November 30, 2026 November 30, 2026 November 30, 2026 November 30, 2026
Special Mid Cap Value Fund Class A Class C Class R6 Administrator Class Institutional Class	1.15% 1.90% 0.73% 1.08% 0.83%	January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026 January 31, 2026
Special Small Cap Value Fund[8] Class A Class C Class R6 Administrator Class Institutional Class	1.31% 2.06% 0.89% 1.20% 0.94%	July 31, 2025 July 31, 2025 July 31, 2025 July 31, 2025 July 31, 2025

On May 28, 2025, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Special Global Small Cap Fund effective on or about September 2, 2025 through February 28, 2027: Class A 1.42%, Class C 2.17%, Administrator Class 1.35%, Institutional Class 1.10%.

On May 28, 2025, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Special Small Cap Value Fund effective on or about August 1, 2025 through July 31, 2026: Class A 1.30%, Class C 2.05%, Class R6 0.88%, Administrator Class 1.19%, Institutional Class 0.94%.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Spectrum Aggressive Growth Fund Class A Class C Administrator Class Institutional Class	0.72% 1.47% 0.65% 0.40%	August 31, 2026 August 31, 2026 August 31, 2026 August 31, 2026
Spectrum Conservative Growth Fund Class A Class C Institutional Class	0.72% 1.47% 0.40%	August 31, 2026 August 31, 2026 August 31, 2026
Spectrum Growth Fund Class A Class C Institutional Class	0.72% 1.47% 0.40%	August 31, 2026 August 31, 2026 August 31, 2026
Spectrum Income Allocation Fund Class A Class C Institutional Class	0.72% 1.47% 0.40%	August 31, 2026 August 31, 2026 August 31, 2026
Spectrum Moderate Growth Fund Class A Class C Institutional Class	0.70% 1.45% 0.38%	August 31, 2026 August 31, 2026 August 31, 2026
Strategic Municipal Bond Fund Class A Class C Class R6 Administrator Class Institutional Class	0.79% 1.54% 0.42% 0.68% 0.47%	October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025
Treasury Plus Money Market Fund Class A Administrator Class Institutional Class Roberts & Ryan Class Select Class Service Class	0.58% 0.34% 0.20% 0.20% 0.14% 0.45%	May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026
Ultra Short-Term Income Fund Class A Class A2 Class C Administrator Class Institutional Class	0.50% 0.40% 1.25% 0.50% 0.25%	December 31, 2026 December 31, 2026 December 31, 2026 December 31, 2026 December 31, 2026
Ultra Short-Term Municipal Income Fund Class A Class A2 Class C Class R6 Administrator Class Institutional Class	0.50% 0.40% 1.25% 0.20% 0.50% 0.25%	October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025 October 31, 2025

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Utility and Telecommunications Fund Class A Class C Administrator Class Institutional Class	1.04% 1.79% 0.92% 0.72%	July 31, 2025 July 31, 2025 July 31, 2025 July 31, 2025
Wisconsin Tax-Free Fund Class A Class C Institutional Class	0.70% 1.45% 0.52%	October 31, 2025 October 31, 2025 October 31, 2025
100% Treasury Money Market Fund Class A Administrator Class Institutional Class Roberts & Ryan Class Service Class Sweep Class	0.58% 0.30% 0.20% 0.20% 0.50% 0.50%	May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026 May 31, 2026

Schedule A amended:  May 28, 2025

The foregoing schedule of capped operating expense ratios is agreed to as of May 28, 2025 and shall remain in effect until changed in writing by the parties.

ALLSPRING FUNDS TRUST
By:

Matthew Prasse

Secretary

ALLSPRING FUNDS MANAGEMENT, LLC
By:

John Kenney
President

As of May 18, 2004

Amended and Restated Fee and Expense Agreement
Schedule B

ALLSPRING FUNDS TRUST
Not Subject to Capped Operating Expense Ratios

Name of Fund/Class	Date of Removal from Schedule A